UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte St., Suite 101, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-47(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On March 11, 2026, Aditxt, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with IMAC Holdings, Inc. (“IMAC”) and the several investors listed on the Schedule of Buyers attached to the Agreement (collectively, the “Buyers”) whereby the Buyers sold 100% of their equity interests in Ignite Proteomics, LLC, a Delaware limited liability company (“Ignite”) and formerly a wholly owned subsidiary of IMAC plus $475,000 in cash, for a total consideration of 36,000 shares of the Company’s newly created Series A-2 Convertible Preferred Stock (the “Preferred Shares”). The stated value of the Preferred Shares is $1,000 per share for a total of $36,000,000 in preferred stock. The equity interests of Ignite purchased by the Company under the Agreement represent 100% of the issued and outstanding equity of Ignite.

The Preferred Shares are convertible into shares of Company common stock (“Common Stock”) and have the terms summarized in Item 5.03 of this Current Report on Form 8-K. If, as of the first anniversary of the Closing Date (as defined in the Agreement), the Conversion Price (as defined in the Certificate of Designation for the Preferred Shares) is less than the Market Price (as defined in the Agreement), the Company shall provide each stockholder entitled to vote at the next annual meeting of stockholders of the Company a proxy statement soliciting each such stockholder’s affirmative vote at the stockholder meeting for approval to change the amount of the Conversion Price to such lower number. If the stockholders do not approve changing the Conversion Price, the Company will again recommend approval of the new Conversion Price at each succeeding annual meeting of stockholders until such approval is obtained.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 11, 2026, the Company completed the acquisition described in Item 1.01 above. The information set forth in Item 1.01 is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 11, 2026, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the several buyers listed on the issuance schedule attached thereto (the “Note Buyers”), pursuant to which the Company will issue its 10% original issue discount promissory notes (the “Notes”) for the aggregate principal amount of $3,194,444.44. The aggregate funding amount from all Note Buyers was $2,875,000 at closing.

The Notes bear interest on the outstanding principal balance at 6% per annum and shall adjust to 12% per annum upon an Event of Default (as defined in the Note) so long as such Event of Default remains uncured. The Notes may be prepaid at anytime with no penalty. The Notes mature nine months from the issuance date, and all outstanding principal and accrued interest shall be due on the maturity date.

Events of Default include:

●	Failure to pay principal and interest when due

●	Failure to pay any other amounts owing under the Notes within five business days of when due

●	The Company or any subsidiary commencing bankruptcy or insolvency proceedings

●	The Company or any subsidiary defaulting beyond any applicable grace and cure periods under any mortgage or other debt instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $250,000,

●	The Company’s common stock ceasing to be quoted or listed for trading for five consecutive trading days due to voluntary delisting or failing to comply with applicable listing standards on the principal market where such common stock is traded

●	The Company’s failure to timely file any required periodic reports with the U.S. Securities and Exchange Commission (including any permitted filing extensions)

●	Any representation or warranty of the Company under the Note or the Note Purchase Agreement ceasing to be accurate in any material respect or any material provision of the Note or Note Purchase Agreement ceasing to be in full force and effect

●	The Company using the proceeds from the Notes to purchase or carry margin stock (within the meanings of Regulations T,U and X under the Federal Reserve Board)

●	Any Event of Default occurs in any Note or Transaction Document (as such terms are defined in the Note Purchase agreement) or in any other agreement between the Company and a Note Buyer resulting in the right of a Note Buyer to accelerate the maturity of such indebtedness in an amount in excess of $250,000

●	Failing to perform any material covenant under the Note or the Note Purchase Agreement.

A Note Buyer also has the right to roll all or any portion of a Note into securities issued by the Company in future capital-raising transactions.

Item 3.02 Unregistered Sales of Equity Securities

On March 11, 2026, the Company completed the acquisition described in Item 1.01 above. The information set forth in Item 1.01 is hereby incorporated by reference.

The Preferred Shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Agreement, on March 10, 2026, the Company filed the Certificate of Designations with the Delaware Secretary of State designating, 36,000 shares of its authorized and unissued Preferred Shares as Series A-2 Convertible Preferred Shares (the “Preferred Shares”). The Certificate of Designations sets forth the rights, preferences and limitations of the shares of Preferred Shares. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designations.

The following is a summary of the terms of the Preferred Shares:

Conversion. Pursuant to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designations”), each Preferred Share is convertible at the option of the holder, into a number of shares of Common Stock determined by dividing the (x) Conversion Amount by (y) the Conversion Price. The Conversion Price is $2.731, subject to adjustment as provided in the Certificate of Designations Conversion Amount means the sum of (A) the Stated Value ($1,000), (B) any Additional Amount and (C) any other amounts owed to such holder.

The Preferred Shares will be convertible immediately upon issuance, at the option of the holder, at the Conversion Price, subject to a conversion cap that limits the conversion of the Preferred Shares such that an Investor may not beneficially own more than 9.99% (the “Maximum Percentage”) of the shares of Common Stock that would be issued and outstanding following such conversion.

Ranking. All existing Preferred Shares of the Company as of the date hereof (together with any future Preferred Shares of the Company that the Board designates as senior to the Preferred Shares, collectively, the “Senior Preferred Shares”) shall rank senior to the Preferred Shares. Any Preferred Shares of the Company may be designated by the Board of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company shall rank pari passu to the Preferred Shares. Any Preferred Shares of the Company may be designated by the Board of junior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and/or any Common Stock shall rank junior to the Preferred Shares. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain its relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

Redemption. The Company shall have the right at any time to redeem some or all of the Preferred Shares at a price equal to 100% of the Conversion Amount at the time of redemption. Further, upon notice of redemption by the Company to each holder, each holder shall have the right to convert up to 20% of the amount to be redeemed prior to the redemption being completed.

Dividends. Subject to the senior rights of the Senior Preferred Shares, and pari passu with the holders of shares of Parity Stock, from and after the first date of issuance of any Preferred Shares, each holder of a Preferred Share shall be entitled to receive dividends when and as declared by the Board, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash, in securities of the Company or any other entity, or using assets as determined by the Board on the Stated Value of such Preferred Share.

Voting Rights. Notwithstanding anything in the Certificate of Designation to the contrary, the Preferred Shares shall have no voting rights, except as required by applicable law or as expressly provided in the Certificate of Incorporation or this Certificate of Designation and shall not be entitled to any voting rights, other than any vote required by law or the Certificate of Incorporation.

Liquidation. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series A equal to the greater of (A) the Conversion Amount thereof on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series A into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designation (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series A and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with the Certificate of Designation. All the preferential amounts to be paid to the Holders pursuant to the Certificate of Designations shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event.

Purchase Rights. if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock, then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that all the Preferred Shares were converted at the Conversion Price as of the applicable record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

In addition, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock, the Company shall make appropriate provision to ensure that each Holder will thereafter have the right, at such Holder’s option, to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event.

Right of First Refusal upon Transfer of Ignite Business and/or Assets. So long as the Collateral Agent (as defined in the Agreement) holds any Preferred Shares, the Company shall not sell or lease (other than to a wholly-owned or to a controlled subsidiary), or dispose of any of the business or assets (other than disposal of assets in the ordinary course of business or the licensing of any such assets) of Ignite (as defined in the Purchase Agreement) whether in a single transaction or a series of related transactions without first offering the Collateral Agent (as defined in the Purchase Agreement and for the benefit of the Holders) a written right of first refusal to purchase such applicable business and/or assets of Ignite, as applicable, for such cash amount (with any non-cash consideration valued at the fair market value thereof as reasonably determined) proposed to be paid by such applicable purchaser. In such event, the Collateral Agent shall have five business days to elect to exercise its Right of First Refusal.

Item 8.01 Other Events

On March 13, 2026, the Company issued a press release announcing completion of the transaction described above in this Current Report on Form 8-K.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K filed on December 5, 2025, on December 1, 2025, the Company received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires minimum stockholders’ equity of $2.5 million, minimum market value of listed securities of $35 million, or net income from continuing operations of $500,000 (the “Stockholders’ Equity Requirement”). As previously disclosed, on January 27, 2026, Nasdaq granted the Company an extension through May 15, 2026 to regain compliance with the Stockholders’ Equity Requirement. As a result of the completion of the Ignite transaction described in Item 1.01 above, the Company believes that, as of the date of this Current Report on Form 8-K, it has stockholders’ equity in advance of $2.5 million and has regained compliance with the Stockholders’ Equity Requirement. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of its next periodic report the Company does not evidence compliance, the Company may be subject to delisting. The Company is awaiting Nasdaq’s confirmation that it has regained compliance.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business or funds acquired.

The (i) audited balance sheet of Ignite as of December 31, 2025 and the related audited statement of operations, statement of stockholders’ deficit, and cash flows, for the fiscal year for the period ended December 31, 2025 will be filed by amendment to this Current Report on Form 8-K within the timeframe provided by Item 9.01(a)(3).

(b) Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company giving pro forma effect to the acquisitions of Ignite Proteomics LLC, consisting of (i) unaudited pro forma consolidated statement of financial position as at December 31, 2025, the unaudited pro forma consolidated statement of financial position for the year ended December 31, 2025, and the unaudited consolidated pro forma statement of earnings for the year ended December 31, 2025 will be filed by amendment to this Current Report on Form 8-K within the timeframe provided by Item 9.01(b)(2).

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Designations of Rights and Preferences of Series A-2 Convertible Preferred Stock

10.1	Securities Purchase Agreement dated as of March 11, 2026 by and between the Company, IMac Holdings, Inc. and the Buyers listed on the Schedule of Buyers attached thereto

10.2	Note Purchase Agreement dated as of March 11, 2026 by and between the Company and the several Buyers listed on the issuance schedule attached thereto.

99.1	Press Release dated March 13, 2026

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: March 13, 2026	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer